Exhibit 99.1

Company Contact:	Investor Relations Contact:
Ultralife Corporation	LHA
Philip A. Fain	Jody Burfening
(315) 332-7100	(212) 838-3777
pfain@ulbi.com	jburfening@lhai.com

Ultralife Corporation Reports First Quarter Results

Board of Directors Authorizes Share Repurchase Program

NEWARK, N.Y. – May 1, 2014 -- Ultralife Corporation (NASDAQ: ULBI) reported an operating loss from continuing operations of $1.1 million on revenue of $15.3 million for the quarter ended March 30, 2014.  For the first quarter of 2013, the company reported an operating profit from continuing operations of $0.4 million on revenue of $21.0 million.

“Battery & Energy Products had a promising start to the year, delivering 7% revenue growth, further revenue diversification into commercial markets, and a significantly improved gross margin.  Communications Systems has started the year slowly reflecting the fluctuating timing of orders in this business.  The closing of several large orders from the U. S. Government slipped into future quarters, including a $1.9 million order for our new Universal Vehicle Adaptors, which was anticipated in the first quarter and has now been received.  This order and a robust pipeline of opportunities support our expectation that we will begin to generate a return on our new product investments and generate top-line growth during 2014,” said Michael D. Popielec, Ultralife’s president and chief executive officer.

Added Popielec, “We ended the quarter with $18.9 million in cash and no debt, a testament to our continued productivity gains and improving cash management.   As such, our significantly strengthened balance sheet gives us enhanced financial flexibility in our capital allocation plans.  Accordingly, our Board of Directors has authorized a share repurchase program, which is intended to balance continued investments in revenue growth including new product development and acquisitions with returning capital to shareholders.”

First Quarter 2014 Financial Results

Discontinued operations for the first quarters of 2014 and 2013 include the final adjustments relating to the sale of RedBlack and the final settlement of the company’s obligation regarding its former UK facility, respectively.  All revenue, gross margin and operating expense amounts presented below represent results from continuing operations.

Revenue was $15.3 million, compared to $21.0 million for the first quarter of 2013, a 27% decline, reflecting an increase of $0.9 million in Battery & Energy Products sales offset by a $6.6 million decrease in Communications Systems sales.  Battery & Energy Products sales were $13.9 million, compared to $13.1 million last year, a 7% increase, driven by new medical cart power systems and international shipments.  Communications Systems sales were $1.4 million, compared to $8.0 million for the same period last year, a decrease of 83%, reflecting continued slowness in closing new orders from the U.S. government.

Gross profit was $4.3 million, or 28.4% of revenue, compared to $6.4 million, or 30.3% of revenue, for the same quarter a year ago. The 190 basis point decrease is primarily attributable to the lower mix of Communications Systems sales.  Battery & Energy Products’ gross margin was 27.3%, compared to 23.7% last year, an increase of 360 basis points reflecting ongoing productivity improvements and higher production volumes. Communications Systems’ gross margin was 39.2%, compared to 41.2%, a decrease of 200 basis points reflecting lower volumes of amplifier shipments.

Operating expenses decreased by 9.5% to $5.4 million, compared to $6.0 million a year ago, reflecting continued tight control over general and administrative spending.  Operating expenses were 35.5% of revenue, compared to 28.6% for the year earlier period.

Despite the reduction in operating expenses, the lower gross profit resulted in an operating loss of $1.1 million for the quarter compared to operating income of $0.4 million last year.

As a result, the company reported a net loss from continuing operations of $1.2 million, or $0.07 per share, compared to net income of $0.2 million, or $0.01 per share, for the first quarter of 2013.  Net loss from discontinued operations was $0.1 million, or $0.00 per share, compared to net income of $0.3 million, or $0.02 per share, for the first quarter of 2013.

Outlook

For 2014, management still expects mid-single digit organic revenue growth, despite continued constraints on global government spending. Based on this outlook for revenue growth and the improvements made to the business model in 2013, management expects to increase operating profit year-over-year and generate a mid-single digit operating margin.

Management cautions that the timing of orders and shipments may cause variability in quarterly results.

Share Repurchase Program

Ultralife’s Board of Directors has authorized the repurchase of up to 1.8 million shares of the company’s common stock over the next twelve months.  Share repurchases, if any, will be made in accordance with SEC Rule 10b-18  using a variety of methods, which may include open market purchases, privately negotiated transactions or block trades, or any combination of such methods, in accordance with applicable insider trading and other securities laws and regulations.

The timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions and applicable legal requirements. The share repurchase program does not obligate the company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

About Ultralife Corporation

Ultralife Corporation serves its markets with products and services ranging from portable power solutions to communications and electronics systems. Through its engineering and collaborative approach to problem solving, Ultralife serves government, defense and commercial customers across the globe.

Headquartered in Newark, New York, the company's business segments include: Battery & Energy Products and Communications Systems. Ultralife has operations in North America, Europe and Asia. For more information, visit www.ultralifecorp.com.

Conference Call Information

Ultralife will hold its first quarter earnings conference call today at 10:00 AM ET. To participate, please call (800) 915-4836, identify yourself and ask for the Ultralife call. The conference call will also be broadcast live over the Internet at http://www.ultralifecorporation.com. To listen to the call, please go to the web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available shortly after the call at the same location.

This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include:  potential reductions in U.S. military spending, uncertain global economic conditions and acceptance of our new products on a global basis. The Company cautions investors not to place undue reliance on forward-looking statements, which reflect the Company's analysis only as of today's date. The Company undertakes no obligation to publicly update forward-looking statements to reflect subsequent events or circumstances. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.

ULTRALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Dollars in Thousands)
(unaudited)

ASSETS

	March 30,	December 31,
	2014	2013
Current assets:
Cash and cash equivalents	$18,899	$16,489
Trade accounts receivable, net	10,036	14,238
Inventories	26,662	26,053
Prepaid expenses and other current assets	1,766	1,878
Total current assets	57,363	58,658

Property, equipment and improvements, net	9,786	10,202
Goodwill, intangibles and other assets	21,220	21,334
Total assets	$88,369	$90,194

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,064	$7,053
Accrued compensation and related benefits	1,591	1,908
Accrued expenses and other current liabilities	2,659	3,214
Total current liabilities	11,314	12,175
Deferred income taxes and other non-current liabilities	4,394	4,374
Total liabilities	15,708	16,549

Shareholders' equity:
Common stock	1,891	1,888
Capital in excess of par value	175,198	174,932
Accumulated deficit	(96,090)	(94,804)
Accumulated other comprehensive loss	(548)	(614)
Treasury stock	(7,697)	(7,658)
Total Ultralife equity	72,754	73,744
Noncontrolling interest	(93)	(99)
Total shareholders’ equity	72,661	73,645

Total liabilities and shareholders' equity	$88,369	$90,194

ULTRALIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands except per share amounts)
(unaudited)

	Three month periods ended
	March 30,	March 31,
	2014	2013
Revenues:
Battery & energy products	$13,922	$13,053
Communications systems	1,363	7,966
Total revenues	15,285	21,019

Cost of products sold:
Battery & energy products	10,121	9,953
Communications systems	829	4,687
Total cost of products sold	10,950	14,640

Gross profit	4,335	6,379

Operating expenses:
Research and development	1,436	1,369
Selling, general and administrative	3,995	4,635
Total operating expenses	5,431	6,004

Operating (loss) income	(1,096)	375

Other expense	(63)	(113)
(Loss) income from continuing operations before income taxes	(1,159)	262

Income tax provision	(60)	(98)

Net (loss) income from continuing operations	(1,219)	164
Income (loss) from discontinued operations, net of tax	(61)	264

Net (loss) income	(1,280)	428

Net (income) loss attributable to non-controlling interest	(6)	6

Net (loss) income attributable to Ultralife	$(1,286)	$434

Net (loss) income per share attributable to Ultralife common shareholders – basic:
Continuing operations	$(.07)	$.01
Discontinued operations	.00	.02
Total	$(.07)	$.02

Net income per share attributable to Ultralife common shareholders – diluted:
Continuing operations		$.01
Discontinued operations		.02
Total		$.02

Weighted average shares outstanding – basic	17,513	17,457
Weighted average shares outstanding – diluted		17,478